As filed with the Securities and Exchange Commission on January 12, 2010
Registration No. 333-162557

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/ A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SANDALWOOD VENTURES, LTD.
(Name of registrant in its charter)

Nevada	1000	68-0679096
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or organization)	Industrial Classification Code Number)	Identification No.)

15 Park
Lossiemouth, Morayshire 1V30 5SE
Scotland
+01343830382
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Incorp. Services, Inc.
375 N. Stephanie Street, Suite 1411
Henderson, Nevada, 89014-8909
(702) 866-2500
 (Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount Being Registered	Proposed Maximum Price Per Share(1)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee

Common Stock	3,665,700(2)	$0.10	$366,570	$26.14

Total	3,665,700(2)	$0.10	$366,570	$26.14

(1) The Offering price is the stated, fixed price of $0.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

(2) Represents an aggregate of 2,707,850 shares of the Registrant’s $0.001 par value per share common stock and Series A Common Stock Purchase Warrants to purchase an aggregate of 957,850 shares of the Registrant’s common stock at an exercise price of $0.05 per share.

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SANDALWOOD VENTURES, LTD.

RESALE OF
3,665,700 SHARES OF COMMON STOCK

The selling stockholders listed on page 33 may offer and sell up to 3,665,700 shares of our common stock under this Prospectus for their own account.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other Offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS   _________, 2010

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Sandalwood" refer to Sandalwood Ventures, Ltd., a Nevada corporation.  "Common Stock" refers to the Common Stock, par value $0.001 per share, of Sandalwood Ventures, Ltd.  Additionally, unless otherwise stated all amounts listed herein are in United States dollars.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We acquired a 100% undivided interest in one mineral claim known as the "Sandalwood 1 Lode Claim,” totaling 20 acres located in the Goodsprings (Yellow Pine) Mining District situated within the southwestern corner of the State of Nevada, U.S.A. Our plan of operation is to conduct mineral exploration activities on the Sandalwood 1 Lode Claim in order to assess whether it possesses mineral deposits of lead, zinc, copper or silver sufficient for commercial extraction.

We have generated no revenues since our inception in April 2007, had working capital of $29,526 as of September 30, 2009, had a net loss of $12,180 for the year ended June 30, 2009, a net loss of $5,709 for the three months ended September 30, 2009, and an accumulated net loss of $44,631 for the period from inception until September 30, 2009.  We had a deficit accumulated during the exploration stage of $44,631 as of September 30, 2009.   We have budgeted the need for approximately $100,000 of additional funding during the next 12 months to continue our business operations, pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission (assuming the Registration Statement, of which this Prospectus is a part is declared effective) and conduct our exploration activities as planned, and we can provide no assurances that such funding can be raised on favorable terms, if at all.  We believe we can continue our operations for approximately the next 12 months if no additional financing is raised; provided that we will not be able to conduct any exploration activities during that time if no additional funding is raised.  If we are unable to raise adequate working capital for the remainder of fiscal 2010 and 2011, we will be restricted in the implementation of our business plan.   If this were to happen, the value of our securities would diminish and we may be forced to change our business plan, which would result in the value of our securities declining in value and/or becoming worthless.  If we raise an adequate amount of working capital to implement our business plan, we anticipate incurring net losses until we can complete our exploration activities and unless we can locate commercial quantities of precious minerals, of which there can be no assurance.

We are an exploration stage mineral mining company, and as such, there is no assurance that commercially viable mineral deposits exist on our claim (described in more detail below under "Description of Business") and we will require further exploration before the final evaluation as to the economic and legal feasibility of the claim is determined.

Our objective is to conduct exploration activities on our mineral claim to assess whether the claim has any commercially viable lead, zinc, copper or silver deposits.  Until we can validate otherwise, the claim is without known resources or reserves and we have planned a three phase exploration program to explore our claim. We will explore our claim as financing allows although there are no assurances that financing will be available to complete our exploration program.

If our exploration activities indicate that there are no commercially viable lead, zinc, copper or silver deposits on our mining claim we will abandon the claim and acquire one or more new claims to explore in Nevada.  We will continue to acquire and explore claims in Nevada as long as we can afford to do so.

The shares of common stock offered herein represent shares sold and shares issuable in connection with the exercise of warrants, as part of units sold by the Company, each consisting of one (1) share of common stock, and one (1) two year Class A Warrant with an exercise price of $0.05 per share (each a “Warrant,” and collectively with the shares, referred to hereinafter as the "Units").  The Company sold an aggregate of 2,707,850 Units for aggregate consideration of approximately $54,157 or $0.02 per Unit in offshore transactions pursuant to Regulation S of the Securities Act of 1933, as amended, to an aggregate of 32 shareholders from September 2007 to November 2008.   An aggregate of 1,750,000 of the Warrants have expired unexercised to date.

We have no revenues, have achieved significant losses since inception, have had only limited operations, and have been issued a going concern opinion by our auditors.  We rely upon the sale of our securities to fund operations or interim loans from our shareholders; however, there can be no assurance that either of these sources of financing will be available in the near future, if at all.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	3,665,700 shares by selling stockholders

Common Stock Outstanding Before The Offering:	42,707,850 shares

Common Stock Outstanding After The Offering:	43,665,700 shares (which assumes the exercise of all 957,850 shares issuable in connection with the exercise of warrants being registered herein)

Use Of Proceeds:
We will not receive any proceeds from the shares offered by the selling stockholders in this Offering. However, we may receive up to $47,893 in connection with the exercise of an aggregate of 957,850 Warrants to purchase shares of the Company’s common stock at an exercise price of $0.05 per share, which shares of common stock issuable in connection with the exercise of such Warrants are being registered herein.  In the event the Warrants are exercised and the Company receives the exercise consideration, the Company will use such funding for working capital and to expand and continue its exploration plans as described herein.

Offering Price:
The Offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The Offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly-traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of common stock previously sold by us.

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Need for Additional Financing:
We have generated no revenues to date. We have budgeted the need for approximately $100,000 of additional funding during the next 12 months to continue our business operations, pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission (assuming the Registration Statement, of which this Prospectus is a part is declared effective) and conduct our exploration activities as planned.  We believe we can continue our operations for approximately the next 12 months if no additional financing is raised; provided that we will not be able to conduct any exploration activities during that time if no additional funding is raised.  If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will require substantial fees and expenses associated with this Offering, and we anticipate incurring net losses for the foreseeable future.

Going Concern:
Because of our need for additional funding (as described above), as well as other factors, our independent accountants have issued a going concern opinion as described in greater detail in Note 2 to our audited financial statements filed herewith.

Address:	15 Park Lossiemouth, Morayshire 1V30 5SE Scotland

Telephone Number:	+01343830382

SUMMARY FINANCIAL DATA

You should read the unaudited summary financial information presented below as of September 30, 2009 and for the three months ended September 30, 2009 and 2008. We derived the unaudited summary financial information from our unaudited financial statements for the three months ended September 30, 2009 and 2008 appearing elsewhere in this Prospectus. You should read this unaudited summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

BALANCE SHEET SUMMARY INFORMATION

September 30,
2009
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$35,524
Prepaid expenses	10,804

Total current assets	46,328

Total assets	$46,328

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts Payable	$16,802

Total current liabilities	16,802

Commitments and contingencies	-

Stockholders' equity
Preferred stock, $.001 par value, 50,000,000 shares authorized,
none issued and outstanding	-
Common stock, $.001 par value, 250,000,000 shares authorized,
42,707,850 shares issued and outstanding	42,708
Additional paid in capital	31,449
Deficit accumulated during the exploration stage	(44,631)
Total stockholders' equity	29,526

Total liabilities and stockholders' equity	$46,328

STATEMENT OF EXPENSES SUMMARY INFORMATION

	For the three months ended
	September 30,
	2009	2008
	(Unaudited)	(Unaudited)
Costs and Expenses

General and administrative expenses	$4,721	$5,708
Exploration Costs	988	-

Total costs and expenses	5,709	5,708

Net loss	$(5,709)	$(5,708)

Basic and diluted net loss per share	$(0.00)	$(0.00)

Weighted average common shares
outstanding, basic and diluted	42,707,850	41,750,000

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "Sandalwood" and words of similar meaning in these Risk Factors refer to the Company):

General

WE HAVE FUTURE CAPITAL NEEDS AND WITHOUT ADEQUATE CAPITAL WE MAY BE FORCED TO CEASE OR CURTAIL OUR BUSINESS OPERATIONS.

Our growth and continued operations could be impaired by limitations on our access to capital markets.   Furthermore, the limited capital we have raised, and the capital we hope will be available to us from our principals, if any, may not be adequate for our long-term growth.   If financing is available, it may involve issuing securities senior to our common stock or equity financings, which are dilutive to holders of our common stock.  In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations.  If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

WE HAVE NOT GENERATED ANY REVENUES SINCE OUR INCEPTION IN APRIL 2007.

Since our inception in April 2007, we have yet to generate any revenues, and currently have only limited operations, as we are presently in the planning stage of our business development as an exploration stage company.   We may not be able to generate any revenues in the future and as a result the value of our common stock may become worthless.

SHAREHOLDERS WHO HOLD UNREGISTERED SHARES OF OUR COMMON STOCK ARE SUBJECT TO RESALE RESTRICTIONS PURSUANT TO RULE 144, DUE TO OUR STATUS AS A “SHELL COMPANY.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

We have generated no revenues since our inception in April 2007, had working capital of $29,526 as of September 30, 2009, had a net loss of $12,180 for the year ended June 30, 2009, and a net loss of $5,709 for the three months ended September 30, 2009, and a net loss of $44,631 for the period from inception until September 30, 2009.  We had a deficit accumulated during the exploration stage of $44,631 as of September 30, 2009.  These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment could become devalued or even worthless.

THE SUCCESS OF THE COMPANY DEPENDS HEAVILY ON EDWIN SLATER, OUR SOLE OFFICER AND DIRECTOR.

The success of the Company will depend on the ability of Edwin Slater, the Chief Executive Officer and sole Director of the Company.  The loss of Mr. Slater will have a material adverse effect on the business, results of operations (if any) and financial condition of the Company.  In addition, the loss of Mr. Slater may force the Company to seek a replacement who may have less experience, fewer contacts, or less understanding of the business.   Further, we may not be able to find a suitable replacement for Mr. Slater, which could force the Company to curtail its operations and/or cause any investment in the Company to become worthless.   The Company does not have an employment agreement with Mr. Slater.

MR. SLATER, OUR SOLE OFFICER AND DIRECTOR EXERCISES MAJORITY VOTING CONTROL OVER THE COMPANY AND THEREFORE WILL EXERCISE CONTROL OVER CORPORATE DECISIONS INCLUDING THE APPOINTMENT OF NEW DIRECTORS.

Edwin Slater, our sole officer and Director, can vote an aggregate of 40,000,000 shares of common stock, currently equal to 93.7% of our outstanding common stock.  Mr. Slater therefore exercises control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investor who purchases shares in the Company will be a minority shareholder and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Slater as a Director of the Company, which will mean he will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

OUR SOLE OFFICER AND DIRECTOR HAS OTHER EMPLOYMENT OUTSIDE OF THE COMPANY, AND AS SUCH, MAY NOT BE ABLE TO DEVOTE SUFFICIENT TIME TO OUR OPERATIONS.

Edwin Slater, our President, Chief Executive Officer and sole Director is currently our only employee. Further, Mr. Slater currently has employment outside of the Company.  As such, Mr. Slater only spends approximately 15 hours per week on Company matters; and as such, he may not be able to devote a sufficient amount of time to our operations.  This may be exacerbated by the fact that Mr. Slater is currently our only officer.  If Mr. Slater is not able to spend a sufficient amount of his available time on our operations, we may not ever generate any revenue and/or any investment in the Company could become worthless.

WE LACK AN OPERATING HISTORY WHICH YOU CAN USE TO EVALUATE US, MAKING ANY INVESTMENT IN OUR COMPANY RISKY.

We lack an operating history which investors can use to evaluate our previous earnings, as we were only incorporated in April 2007. Therefore, an investment in us is risky because we have no business history and it is hard to predict what the outcome of our business operations will be in the future.

OUR GROWTH WILL PLACE SIGNIFICANT STRAINS ON OUR RESOURCES.

The Company is currently in the exploration stage, with only limited operations, and has not generated any revenues since inception in April 2007. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources as Edwin Slater is our only officer or Director; and the Company will likely continue to have limited employees in the future. Moving forward, the Company's systems, procedures or controls may not be adequate to support the Company's operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

OUR ARTICLES OF INCORPORATION, AS AMENDED, AND BYLAWS LIMIT THE LIABILITY OF, AND PROVIDE INDEMNIFICATION FOR, OUR OFFICERS AND DIRECTORS.

Our Articles of Incorporation, generally limit our officer’s and Director’s personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or Director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws, as amended, provide indemnification for our officers and Directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or Director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or Director is made a party or is threatened to be made a party, or in which the officer or Director is involved by reason of the fact that he is or was an officer or Director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is an alleged action in an official capacity as an officer or Director, or in any other capacity while serving as an officer or Director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

IF THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART BECOMES EFFECTIVE, WE WILL BECOME A PUBLIC REPORTING COMPANY, AND WILL INCUR SIGNIFICANT INCREASED COSTS IN CONNECTION WITH COMPLIANCE WITH SECTION 404 OF THE SARBANES OXLEY ACT, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

If the Registration Statement, of which this Prospectus is a part, becomes effective, we will become subject to among other things, the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and will incur significant legal, accounting and other expenses in connection with such requirements.  The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Additionally, due to the fact that we only have one officer and Director, who has no experience as an officer or Director of a reporting company, such lack of experienced personnel may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.   Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating To the Company’s Operations

WE MAY NOT FIND ANY COMMERCIAL QUANTITIES OF MINERALS IN THE FUTURE, AND MAY NOT GENERATE ANY PROFITS, WHICH MAY FORCE US TO CURTAIL OUR BUSINESS PLAN.

As an exploration stage company, we have no revenues or profits to date. We have generated no revenues since our inception in April 2007; had working capital of $29,526 as of September 30, 2009, had a net loss of $12,180 for the year ended June 30, 2009, a net loss of $5,709 for the three months ended September 30, 2009, and a net loss of $44,631 for the period from inception until September 30, 2009.  We had a deficit accumulated during the exploration stage of $44,631 as of September 30, 2009.   We have budgeted the need for approximately $100,000 of additional funding during the next 12 months to continue our business operations, pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission (assuming the Registration Statement, of which this Prospectus is a part is declared effective) and conduct our exploration activities as planned, and such required funding may not be able to be raised on favorable terms, if at all.  We believe we can continue our operations for approximately the next 12 months if no additional financing is raised; provided that we will not be able to conduct any exploration activities during that time if no additional funding is raised.  However, if we do not begin exploration and/or do not have enough money to continue exploration activities it is likely that we will never generate any revenues. Additionally, if we are unsuccessful in mining attempts we may choose to attempt in the future, it is likely that we will never generate any revenues. Additionally, the exploration of minerals is highly speculative, and if throughout our mineral exploration we do not find commercial quantities of minerals, we will likely be forced to curtail or abandon our business plan. If this happens, you could lose your investment in us. If we are unable to generate profits, we will be forced to rely on external financing, of which there is no guarantee, to continue with our business plan.

OUR SOLE OFFICER AND DIRECTOR LACKS TECHNICAL AND/OR EXPLORATION EXPERIENCE IN AND WITH COMPANIES WITH MINING ACTIVITIES AND WITH THE REPORTING AND DISCLOSURE OBLIGATIONS OF PUBLICLY-TRADED COMPANIES.

While we rely heavily on Mr. Slater, our Chief Executive Officer and Director, he lacks technical training and experience exploring for, starting and/or operating a mine. As a result of Mr. Slater's lack of experience in exploration and/or development of mines, he may not be fully aware of many of the specific requirements related to working within our industry.  As a result of Mr. Slater's lack of experience, his decisions may not take into account standard engineering or managerial approaches mineral companies commonly use.  Additionally, due to Mr. Slater currently being located in Scotland; only being able to devote 15 hours per week to the Company’s activities; having employment outside of the Company; and lacking experience with mining operations in general, we may be unable to successfully implement our business plan, and/or manage our future growth if any.  The Company also currently relies on its geologist and plans to rely on outside consultants (as funding permits) in the United States on an as needed basis for advice and guidance regarding the Company’s planned exploration activities, in addition to Mr. Slater.  Mr. Slater does not currently believe that his outside employment affects the day to day operations of the Company; however, Mr. Slater is prepared to relinquish his outside employment in the event the Company’s operations grow and he is required to spend additional time on Company matters, and the Company may also employ more accomplished officers and Directors in the future, funding permitting.  While the Company believes that the time and resources that Mr. Slater is able to provide to the Company, and/or may be willing to provide to us in the future, as well as our outside consultants and geologist are adequate to support the Company’s business plan and exploration activities, our operations and growth (if any) may be adversely affected by Mr. Slater being located on another continent than our mining claims, only being able to provide a limited number of hours of service to the Company per week and/or his outside employment.  Consequently, we may never complete our planned mining activities and any investment in the Company may become devalued or worthless.

Furthermore, Mr. Slater has no experience serving as an officer or Director of a publicly-traded company, or experience with the reporting or financial disclosure requirements which public companies are subject to. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to his ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

THERE IS UNCERTAINTY AS TO OUR ABILITY TO ENFORCE CIVIL LIABILITIES BOTH IN AND OUTSIDE OF THE UNITED STATES DUE TO THE FACT THAT OUR OFFICER, DIRECTOR AND CERTAIN OF OUR ASSETS ARE NOT LOCATED IN THE UNITED STATES.

Our office is not located in the United States. Our sole officer and Director is located in the United Kingdom. As a result, it may be difficult for shareholders to effect service of process within the United States on our sole officer and Director. In addition, investors may have difficulty enforcing judgments based upon the civil liability provisions of the securities laws of the Unites States or any state thereof, both in and outside of the United States.

OUR PLANNED EXPLORATION AND DEVELOPMENT ACTIVITIES MAY BE ADVERSELY EFFECTED BY INCLEMENT WEATHER IN AND AROUND OUR CLAIM.

The temperatures on our claim are typical of a desert climate, with relative high temperatures and low participation. Inclement weather at out claim or the airports in and around our claim may make it more difficult for us to obtain the materials we will require for any of our planned exploration activities, and/or for our personnel to visit our claim. As a result, if there is an abnormal amount of rain, a lack of rain, and/or inclement weather on our claim or particularly bad winter weather at the airports surrounding our claim, we could be forced to expend additional finances dealing with such rainfall or drought on our claim and with the delays such abnormal rainfall could have on our then operations, if any. The expense of additional monies could cause our revenues, if any to decline and/or cause us to curtail or abandon our business operations.

OUR PLANNED MINERAL EXPLORATION EFFORTS ARE HIGHLY SPECULATIVE.

Mineral exploration is highly speculative. It involves many risks and is often nonproductive. Even if we believe we have found a valuable mineral deposit, it may be several years before production is possible. During that time, it may become no longer feasible to produce those minerals for economic, regulatory, political, or other reasons. Additionally, we may be required to make substantial capital expenditures and to construct mining and processing facilities. As a result of these costs and uncertainties, we may be unable to start, or if started, to finish our exploration activities.

OUR FAILURE TO MAKE REQUIRED WORK EXPENDITURES OR PAY THE ANNUAL FEES IN LIEU THEREOF COULD CAUSE US TO LOSE TITLE TO OUR MINERAL CLAIM, WHICH COULD PREVENT US FROM CARRYING OUT OUR BUSINESS PLAN.

Our mineral claim currently has an expiration date of September 1, 2010 and in order to maintain the claim in good standing it will be necessary for us to coordinate an agent to perform and record an Affidavit of Annual Assessment Work for the claim with a minimum expenditure of $100 per claim, or alternatively, to file an Affidavit and Notice of Intent to Hold Mining Claim and Site, together with an annual maintenance fee to the U.S. Bureau of Land Management in the sum of $125 per claim, and a county recorders fee of between $8.50 to $10.50 per claim.  Failure to perform and record valid exploration work or pay the equivalent maintenance fees on the anniversary dates will result in forfeiture of title to the claim, which could prevent us from carrying out our business plan and would likely cause any investment in us to become worthless.

OUR PROPERTY HAS NOT PRODUCED ANY COMMERCIAL RESERVES OR ORE BODY, AND THE PROBABILITY OF SUCH PROPERTY PRODUCING ANY COMMERCIALLY VIABLE RESERVES IN THE FUTURE IS REMOTE.

Our mineral project is in the exploration stage as opposed to the development stage and we have no known body of economic mineralization. The known mineralization at these projects has not been determined to be economic ore. Until further exploration activities can be conducted, we will be unable to determine whether a commercially mineable ore body exists on any of our properties. In order to carry out exploration and development programs of any economic ore body and place it into commercial production, we will be required to raise substantial additional funding, and even if we are successful in completing our exploration activities on our property, we may not be successful in finding commercial quantities of minerals. Furthermore, the probability of an individual prospect ever having reserves or being commercially viable is extremely remote. As a result, there is only a small probability that any of our properties contain any reserves and that any funds spent on exploration activities will ever be recovered.

MINING OPERATIONS IN GENERAL INVOLVE A HIGH DEGREE OF RISK, WHICH WE MAY BE UNABLE, OR MAY NOT CHOOSE TO INSURE AGAINST, MAKING EXPLORATION AND/OR DEVELOPMENT ACTIVITIES WE MAY PURSUE SUBJECT TO POTENTIAL LEGAL LIABILITY FOR CERTAIN CLAIMS.

Our operations will be subject to all of the hazards and risks normally encountered in the exploration, development and production of minerals. These include unusual and unexpected geological formations, rock falls, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Although we plan to take adequate precautions to minimize these risks, and risks associated with equipment failure or failure of retaining dams which may result in environmental pollution, even with our precautions, damage or loss may occur and we may be subject to liability which will have a material adverse effect on our business, results of operation and/or financial condition. If this were to happen, we could be forced to curtail or abandon our business activities.

WE WILL BE SUBJECT TO NUMEROUS RISKS IF WE COMMENCE MINING OPERATIONS.

The mineral exploration and mining business is competitive in all of its phases. We currently have no mining operations of any kind; however, if we do commence mining activities in the future, we will be subject to numerous risks, including:

o	competitors with greater financial, technical and other resources, in the search for and the acquisition of attractive mineral properties;

o	our ability to select and acquire suitable producing properties or prospects for mineral exploration;

o	the accuracy of our reserve estimates, if any, which may be affected by the following factors beyond our control:

-	declines in the market price of the various metals we mine;

-	increased production or capital costs;

-	reduction in the grade or tonnage of the deposit;

-	increase in the dilution of the ore; or

-	reduced recovery rates;

o
risks and hazards associated with environmental hazards, political and country risks, civil unrest or terrorism, industrial accidents, labor disputes, unusual or unexpected geologic formations, cave-ins, explosive rock failures; and flooding and periodic interruptions due to inclement or hazardous weather conditions; and

o	our failure to maintain insurance on certain risks associated with any exploration activities we may undertake in the future.

If we do begin exploration activities in the future, we will be subject to the above risks. If any of the above risks occur, we may be forced to curtail or abandon our operations and/or exploration and development activities, if any. As a result, any investment in us could decrease in value and/or become worthless.

OUR DETERMINATIONS OF PLANNED ACTIVITIES AND ESTIMATES OF POTENTIAL RESERVES, IF ANY, MAY BE INACCURATE.

We are currently in the exploration stage. Before we can begin a development project, if ever, we must first determine whether it is economically feasible to do so. This determination is based on estimates of several factors, including:

o	expected recovery rates of metals from the ore;
o	facility and equipment costs;
o	capital and operating costs of a development project;
o	future metals prices;
o	tax rates;
o	inflation rates;
o	political risks and regulatory climate in Canada; and
o	availability of credit.

Any development projects we may undertake in the future will likely not have an operating history upon which to base these estimates and as a result, actual cash operating costs and returns from a development project, if any, may differ substantially from our estimates. Consequently, it may not be economically feasible to continue with a development project, if one is started.

AS WE UNDERTAKE EXPLORATION OF OUR MINING CLAIM, WE WILL BE SUBJECT TO COMPLIANCE OF GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Chapter 519A of the Nevada Revised Statutes as we carry out our exploration program. We may be required to obtain work permits and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance in connection with such exploration activities, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Risks Relating To the Company’s Securities

WE HAVE NEVER PAID CASH DIVIDENDS IN CONNECTION WITH OUR COMMON STOCK AND HAVE NO PLANS TO PAY DIVIDENDS IN THE FUTURE.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that any earnings will be retained to finance our future expansion.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Our common stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL SHARES.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES. IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, SUCH MARKET MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our common stock. In the future, we hope to quote our securities on the Over-The-Counter Bulletin Board (“OTCBB”). There may not be a public market for our common stock in the future. If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	the number of shares in our public float;
(4)	increased competition; and
(5)	conditions and trends in the market for precious metals.

Furthermore, if our common stock becomes quoted on the OTCBB in the future, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.  Additionally, moving forward we anticipate having a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock.  Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, ask and closing prices) will be entirely arbitrary, will not relate to the actual value of the Company, and will not reflect the actual value of our common stock.  Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF STOCK, WHICH SHARES MAY CAUSE SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS.

We have authorized capital stock consisting of 250,000,000 shares of common stock, $0.001 par value per share and 50,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this Prospectus, we have 42,707,850 shares of common stock issued and outstanding and – 0 – shares of Preferred Stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this Offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

IF OUR COMMON STOCK IS NOT APPROVED FOR QUOTATION ON THE OVER-THE-COUNTER BULLETIN BOARD, OUR COMMON STOCK MAY NOT BE PUBLICLY-TRADED, WHICH COULD MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK AND/OR CAUSE THE VALUE OF OUR COMMON STOCK TO DECLINE IN VALUE.

In order to have our common stock quoted on the OTCBB, which is our current plan, we will need to first have this Registration Statement declared effective; then engage a market maker, who will file a Form 15c2-11 with the Financial Industry Regulatory Authority ("FINRA"); and clear FINRA comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear FINRA comments, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of this Registration Statement. In the event we are unable to have this Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by the FINRA, we plan to file a 15c2-11 to quote our shares of common stock on the Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB and/or in the event we fail to obtain effectiveness of this Registration Statement, and are not cleared for trading on the Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

USE OF PROCEEDS

We will not receive any proceeds from the resale of already issued and outstanding shares of common stock by the Selling Stockholders which are offered in this Prospectus. However, we may receive up to $47,893 in connection with the exercise of an aggregate of 957,850 Warrants to purchase shares of the Company’s common stock at an exercise price of $0.05 per share, which shares of common stock issuable in connection with the exercise of such Warrants are being registered herein.  In the event the Warrants are exercised and the Company receives the exercise consideration, the Company will use such funding for working capital purposes, to pay the expenses of its ongoing periodic and current report filing obligations and to expand and continue its exploration plans as described herein.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our Director and executive officer. There are no other persons who can be classified as a promoter or controlling person of us. Our executive officer and Director currently serving is as follows:

NAME	AGE	POSITION

Edwin Slater	36	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director

Set forth below is a brief description of the background and business experience of our executive officers and Director.

Edwin Slater

Mr. Slater has served as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole Director since our inception in April 2007. Since October 2009, Mr. Slater has performed services as an independent oil consultant, focusing on working with start-up exploration companies in and around the United Kingdom. Through such activities, he plans to assemble staff and crew for exploration companies mainly in the oil sector, including planning and organizing support crews that service drilling camps. From January 2007 to October 2009, Mr. Slater was employed by Chevron Offshore. While employed by Chevron Offshore, Mr. Slater was responsible for the maintenance of the flow of oil and gas from Chevron Offshore’s offshore installation to its land refinery, which included serving as a liaison with oil rig bosses, providing flow reports, mechanical reports, and safety updates. Mr. Slater also worked with a team responsible for on-site safety and helped head up local safety initiatives. From January 2001 to January 2007, Mr. Slater served as a Control Room Operator with Chevron Offshore in the United Kingdom.   From January 2000 to January 2001, Mr. Slater was employed as a Shop Floor Manager with MacLeman Butcher in Scotland.  From January 1990 to January 2000, Mr. Slater was employed as the Master Butcher with MacLeman Butcher.

Our Director and any additional Directors we may appoint in the future are elected annually and will hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

Involvement In Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any Director or executive officer, of the Company during the past five years.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Audit Committee and Financial Expert

The Company is not required to have an audit committee and as such, does not have one.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, evaluated the business of the Company and the number of employees and determined that since the business is operated by only one person our President, Chief Executive Officer, Secretary, Treasurer and Director, Edwin Slater, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended June 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Edwin Slater CEO, President, Secretary, Treasurer and Director	2009	-	-	-	-	-	-	-	$-
	2008	-	-	-	-	-	-	-	$-
	2007	-	-	-	-	-	-	-	$-

The table above does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

Summary of Compensation

Sandalwood Ventures, Ltd. was incorporated in April 2007 and has paid no compensation to any executive or Director to date.   There have been no material changes in the Company’s compensation policies and payments/awards since June 30, 2009, the end of the Company’s last fiscal year.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with Edwin Slater, our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors (consisting solely of Mr. Slater) does not currently receive any consideration for their services as members of the Board of Directors.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination, and as such Mr. Slater, as our sole Director, determines his salary in his sole discretion.  As Mr. Slater does not currently draw any compensation from us, we do not currently have any executive compensation program in place.  Our Board of Directors also reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance.  This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.  Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of common stock as of January 5, 2010 by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 42,707,850 shares outstanding as of   January 5, 2010 , (ii) each of our Directors, (iii) each named executive officer and (iv) all Directors and officers as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Edwin Slater 15 Park Lossiemouth, Morayshire 1V30 5SE Scotland	40,000,000	93.7%
All Officers and Directors as a Group (1 individual)	40,000,000	93.7%

The number of shares of common stock owned are those "beneficially owned" as determined in accordance with Rule 13d-3 of the Exchange Act of 1934, as amended, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form S-1 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  The financial statements attached hereto were audited by GBH CPAs, PC (“GBH”).  Neither The Loev Law Firm, PC, nor GBH, has any interest contingent or otherwise in Sandalwood Ventures, Ltd.

EXPERTS

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, any interest, directly or indirectly, in our company or any of our parents or subsidiaries, if any.  Nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company as of June 30, 2009 and 2008 and for the years then ended and for the period from April 10, 2007 (inception) to June 30, 2009, included in this Prospectus, have been audited by GBH CPAs, PC, our independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

Laurence Sookochoff

The geological Report (described below) for the Sandalwood 1 Lode Claim was prepared by Laurence Sookochoff,  Professional Geoscientist, and the summary information of the geological report disclosed in this Prospectus is in reliance upon the authority and capability of Mr. Sookochoff as a Professional Geoscientist.

Laurence Sookochoff is a consulting geologist and principal of Sookochoff Consultants Inc., which has an office at 120 125A-1030 Denman Street, Vancouver, British Columbia, Canada, V6G 2M6. He graduated from the University of British Columbia in 1966 with a Bachelors of Science degree in Geology. He has been practicing in his profession for the past forty-three years. He is registered and is in good standing with the Association of Professional Engineers and Geoscientists of British Columbia, Canada.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws, nor our Articles of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FORWARD LOOKING STATEMENTS

This Form S-1 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning. Various factors could cause actual results to differ materially from those expressed in the forward-looking statements, including those described in "Risk Factors" in this Prospectus. We urge you to be cautious of these forward-looking statements.   Except as required by applicable law, including the securities laws of the United States and/or if the existing disclosure fundamentally or materially changes, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

Overview

We were incorporated as Sandalwood Ventures, Ltd. in Nevada in April 2007. We chose to incorporate in Nevada for numerous reasons including the fact that we plan to raise capital in the future in the United States and we believe that we are more attractive to United States investors due to the fact that we are incorporated in the United States. In addition, we believe certain provisions of Nevada law provide favorable treatment for officers and Directors, including Nevada Revised Statutes ("NRS") Section 78.335. NRS Section 78.335 mandates that Directors in Nevada companies must be removed by "not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote." This is in contrast to many of the more popular states where companies choose to incorporate, which require only majority vote to remove Directors, including Delaware, which pursuant to Delaware General Corporation Law, Section 141(k) only requires a vote of "a majority of the shares then entitled to vote."

We have 300,000,000 shares of stock authorized, representing 250,000,000 shares of common stock, $0.001 par value and 50,000,000 shares of preferred stock, $0.001 par value.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We acquired a 100% undivided interest in one mineral claim known as the "Sandalwood 1 Lode Claim,” totaling 20 acres located in the Goodsprings (Yellow Pine) Mining District situated within the southwestern corner of the State of Nevada, U.S.A. Our plan of operation is to conduct mineral exploration activities on the Sandalwood 1 Lode Claim in order to assess whether it possesses mineral deposits of lead, zinc, copper or silver in commercial quantities, capable of commercial extraction.

In April 2009, we engaged Laurence Sookochoff, Professional Geoscientist, who is familiar with the Goodsprings (Yellow Pine) Mining District in Nevada, to develop a report about our Sandalwood 1 Lode Claim.  The report entitled “Geological Evaluation Report on the Sandalwood 1 Lode Claim” dated June 30, 2007 (the “Report”) describes the mineral claim, the regional geology, the mineral potential of the claim and recommendations on how we should explore the claim.  We paid $3,000 for the Report.

The Sandalwood 1 Lode Claim was acquired by us in April 2007, for a total of $6,000 US from Mr. Larry Sostad. Subsequent to the purchase of the claim from Mr. Sostad, we contracted with Mr. Sostad's company, Diamond S. Holdings, Ltd. ("Diamond") to perform any necessary exploration work on the Sandalwood 1 Lode Claim. Diamond subsequently contracted with Laurence Sookochoff, who along with Diamond, has conducted all exploration activities on our property to date, and who will conduct the following planned activities described below, subsequent to the date of this Prospectus, funding permitting.

The Sandalwood 1 Lode Claim currently has an expiration date of September 1, 2010 and in order to maintain the claim in good standing it will be necessary for us to coordinate an agent to perform and record an Affidavit of Annual Assessment Work for the claim with a minimum expenditure of $100 per claim, or alternatively, to file an Affidavit and Notice of Intent to Hold Mining Claim and Site, together with an annual maintenance fee to the U.S. Bureau of Land Management in the sum of $125 per claim, and a county recorders fee of between $8.50 to $10.50 per claim.  Failure to perform and record valid exploration work or pay the equivalent maintenance fees on the anniversary dates will result in forfeiture of title to the claim.

In the Report, Mr. Sookochoff recommended the following exploration program on the Sandalwood 1 Lode Claim, which we have not begun to date and which will require us to raise additional funding subsequent to the effectiveness of our Registration Statement of which this Prospectus is a part:

Phase I

Trenching and sampling over known mineralized zones (estimated to take three weeks to complete).
Total estimated cost: $ 5,500

Phase II

a)V a) VLF-EM (as defined below) and soil geochemical surveys; and	Estimated cost: $ 9,500

b)Afte r the VLF-EM surveying is completed, we will perform sampling and geological mapping of the veins within anomalous zones.	Estimated cost: $ 14,000

Total estimated cost $23,500

Phase III

Test diamond drilling of the prime targets.  Diamond drilling is required to test the extent of mineralization to depth. We anticipate the drill hole locations being determined based on the results of, and the interpretation of, the previous exploration we plan to conduct in Phases I through III.

Total estimated cost: $ 40,000

Total estimated costs of Phases I through III: $ 69,000.

A Vertical Loop Electro Magnetic Survey ("VLF-EM") is completed by walking over the property or flying over the property in an airplane using a specially equipped receiver to pick up the possible location of precious minerals.

The VLF-EM survey of our claim will be used to prepare a map of abnormal magnetic fields from the claim, which abnormalities may be associated with mineral deposits. These abnormal readings are then compared, with the results correlated to determine the structural significance of the VLF-EM anomalies.

While we currently plan to conduct the exploration activities listed above, beginning with Phase I and continuing through Phase III as soon as we have sufficient funds to begin Phase I, our management will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon analysis of the results of that program. Additionally, we are waiting for the results from Phases I-III before deciding whether any additional exploration activities would be appropriate on the claim, as we believe that we will know whether or not our claim has any commercially viable mineral deposits upon the completion of our Phase III exploration activities.

Employees

We currently have no employees other than our sole officer and Director, Edwin Slater. We plan to use contractors in the future if the need arises during the course of our exploration and/or development activities, in the future.

Exploration Work

All exploration work to be completed by us on our claim will be conducted by or under the supervision of Laurence Sookochoof, whose background and experience is explained in greater detail under "Interest of Named Experts," above.

Competition

Mines have limited lives and as a result, we may seek to expand our reserves, if any, through the acquisition of new properties in the future. There is a limited supply of desirable mineral lands available in the United States, Canada and other areas where we may consider conducting exploration and/or production activities. We will face strong competition for new properties from other mining companies, most of which have greater financial resources than we do and as a result, we may be unable to acquire new mining properties on terms that we consider acceptable.

There is a global market for lead, zinc, copper and silver, which we plan to sell, if we are successful in our exploration and mining activities, at prevailing market prices. We do not believe that any single company or other institution has sufficient market power to significantly affect the price or supply of these metals.

Dependence On One Or A Few Major Customers

We do not depend on one or a small number of customers, as we have not successfully discovered or extracted any commercial quantities of minerals. We have no customers and have not generated any revenues to date.

Patents, Trademarks And Licenses

We have no patents, trademarks or licenses. We do own the mineral rights to certain property in Nevada, which is explained in detail under "Description of Property," below.

Need For Government Approval

In connection with our planned exploration activities, we may be required to comply with certain environmental laws and regulations which may require us to obtain permits issued by regulatory agencies and to file various reports and keep records of our operations affecting the environment. While we will not need any permits for Phases I through II (described above), we may require a permit to conduct diamond drilling pursuant to Phase III above. We plan to conduct our Phase III exploration activities only if the results from Phases I and II are encouraging.

Costs And Effects Of Compliance With Environmental Laws

All of our exploration, development and production activities which we may undertake in the future on our property in Nevada will be subject to regulation by governmental agencies under various environmental laws. These laws address emissions to the air, discharges to water, management of wastes, management of hazardous substances, protection of natural resources, antiquities and endangered species, and reclamation of lands disturbed by mining operations.

Additionally, depending on the results of our exploration activities, if completed, and what mining activities we may undertake, certain regulations may also require us to obtain permits for our activities. These permits normally may be subject to public review processes resulting in public approval of the activity. While these laws and regulations may govern how we conduct many aspects of our business, we do not believe that they will have a material adverse effect on our results of operations or financial condition. We plan to evaluate our operations in light of the cost and impact of environmental regulations on those operations. We also plan to evaluate new laws and regulations as they develop to determine the impact on, and changes necessary to, our planned operations. Additionally, it is possible that future changes in these laws or regulations could have a significant impact on some portion of our business, causing us to reevaluate those activities at that time.

Description of Property

Office Space:

The Company leases an office space (which supplies the Company with a phone and mail forwarding service) at Riverside house, Riverside Drive, Aberdeen, United Kingdom, for which the Company pays approximately $225 per month.

Mining Property:

The Sandalwood 1 Lode Claim is comprised of one located claim with an area of 20 acres located in the Goodsprings (Yellow Pine) Mining District situated within the southwestern corner of the State of Nevada, U.S.A. The Sandalwood 1 Lode Claim covers some former exploratory workings.

The Sandalwood 1 Lode Claim is situated on the easternmost portion of the Yellow Pine Mining District in southern Nevada. Although less famous than many of the other mining districts of the Great Basin it nevertheless ranks second in historical total Nevada lead and zinc production.

The property consists of one located claim comprised of 20 acres recorded as the Sandalwood 1 Lode Mining Claim ("Sandalwood 1 Lode Claim"). The Sandalwood 1 Lode Claim was filed April 12, 2007 in the Clark County recorder's office in Las Vegas as Mining Map 080 0036 Page 0036 in the official records book No. 2007412.

Access from Las Vegas, Nevada to the Sandalwood 1 Lode Claim is southward via Interstate Highway #15 for approximately 27 miles, and one mile and one-half miles before the town of Jean, Nevada, to a junction with a road which is taken easterly for approximately one mile to a junction with a road which is taken southerly for one mile to the northern boundary of the Sandalwood 1 Lode Claim.

The Sandalwood 1 Lode Claim is situated at the northern end of the Sheep Mountain Range, a southerly trending range of mountains with peaks reaching an elevation of 4,184 feet. The claim covers the northeasterly and the southwesterly facing slopes of a northerly trending ridge. The topography is relatively flat in the northern portion and moderately steep sloping from near the valley floor at an elevation of 3,040 feet, to 3,400 feet at the southern boundary, at the crest of a north-south trending ridge, of the Sandalwood 1 Lode Claim.

The area is of a typically desert climate with relatively high temperatures and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would likely be available from valley wells.

History

The history of the Yellow Pine Mining District stems from 1856 when Mormon missionaries reported ore in the area. The completion of the San Pedro, Los Angeles and Salt Lake railroad in 1905 and recognition of oxidized zinc minerals in the ore in 1906 stimulated development of the mines and the region has been subject to intermittent activity up to 1964, particularly during the World War I and II years.

The history of the Sandalwood 1 Lode Claim mine workings is not known. However, the localized exploration workings were probably excavated during the period of mid to late 1800's after the Goodsprings concentrator was in operation and much exploration activity ensued as a very convenient market for ore.

Blank Check Company Issues

Rule 419 of the Securities Act of 1933, as amended (the “Act”) governs offerings by “blank check companies.”  Rule 419 defines a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Our management believes that the Company does not meet the definition of a “blank check company,” because, while we are in the development stage, we do have a specific business plan and purpose as described above, and our current purpose is not to engage in a merger or acquisition, and as such, we should not therefore be characterized as a “blank check company.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

COMPARISON OF EXPENSES FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2008

We generated no revenues for the three months ended September 30, 2009 or the three months ended September 30, 2008, and do not anticipate generating any revenues until such time, if ever, as we are able to successfully complete the exploration of our Sandalwood 1 Lode Claim, as detailed above; are successful in locating commercial quantities of minerals; and are able to extract and sell such minerals.

We had total expenses of $5,709 for the three months ended September 30, 2009, compared to total expenses of $5,708 for the three months ended September 30, 2008, an increase in total expenses of $1 from the prior period.  Total expenses increased as a result of the $988 increase in exploration costs, to $988 for the three months ended September 30, 2009, compared to no exploration costs for the three months ended September 30, 2008, in connection with exploration activities performed on our Sandalwood 1 Lode Claim, offset by the $987 or 17% decrease in general and administrative costs, to $4,721 for the three months ended September 30, 2009, compared to $5,708 for the three months ended September 30, 2008, mainly due to decreased accounting expenses.

We had a net loss of $5,709 for the three months ended September 30, 2009, compared to a net loss of $5,708 for the three months ended September 30, 2008.

COMPARISON OF EXPENSES FOR THE YEAR ENDED JUNE 30, 2009 COMPARED TO THE YEAR ENDED JUNE 30, 2008

We generated no revenues for the year ended June 30, 2009 or the year ended June 30, 2008, and do not anticipate generating any revenues until such time, if ever, as we are able to successfully complete the exploration of our Sandalwood 1 Lode Claim, as detailed above; are successful in locating commercial quantifies of minerals; and are able to extract and sell such minerals.

We had total expenses of $12,180 for the year ended June 30, 2009, compared to total expenses of $18,782 for the year ended June 30, 2008, a decrease in total expenses of $6,602 or 35.2% from the prior period.  Total expenses decreased for the year ended June 30, 2009, due to the $5,782 or 37.4% decrease in general and administrative expenses to $9,680 for the year ended June 30, 2009 compared to $15,462 for the year ended June 30, 2008, which decrease was in connection with lower legal fees relating to preparation of documents for public filing offset by increased corporate filing fees and other miscellaneous costs of approximately $3,000, and by the $820 or 24.7% decrease in exploration expense to $2,500 for the year ended June 30, 2009, compared to $3,320 for the year ended June 30, 2008, in connection with decreased expenses relating to certain one-time geological, staking and recording fees for Sandalwood 1 Lode Mining Claim during the year ended June 30, 2008.

We had a net loss of $12,180 for the year ended June 30, 2009, compared to a net loss of $18,782 for the year ended June 30, 2008, which represented a $6,602 or 35.2% decrease in net loss, which was solely due to the decreased expenses for the year ended June 30, 2009, compared to the year ended June 30, 2008.

LIQUIDITY AND CAPITAL RESOURCES

We had current assets of $46,328, which included $10,804 of prepaid assets, consisting of $10,000 prepaid legal fees and $804 in prepaid rent, and cash and cash equivalents of $35,524 as of September 30, 2009.

We had total liabilities consisting solely of accounts payable of $16,802 as of September 30, 2009.

We had working capital of $29,526 and a deficit accumulated during the exploration stage of $44,631 as of September 30, 2009.

We had net cash used in operating activities of $3,557 for the three months ended September 30, 2009, which consisted of net loss of $5,709 offset by $1,750 of increase in accounts payable and $402 of decrease in prepaid expenses.

From September 2007 to November 2008, we sold an aggregate of 2,707,850 units, each consisting of one (1) share of common stock, and one (1) two year Class A Warrant with an exercise price of $0.05 per share (each a “Warrant,” and collectively with the shares, referred to hereinafter as the "Units"), for aggregate consideration of approximately $54,157 or $0.02 per Unit in offshore transactions pursuant to Regulation S of the Securities Act of 1933, as amended, to an aggregate of 32 shareholders.   An aggregate of Warrants to purchase 375,000 shares expired unexercised in September 2009, additional Warrants to purchase 1,065,000 shares expired unexercised in November 2009 and Warrants to purchase an additional 310,000 shares expired unexercised in December 2009.

We have budgeted the need for approximately $100,000 of additional funding during the next 12 months to continue our business operations, pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission (assuming the Registration Statement, of which this Prospectus is a part is declared effective) and conduct our exploration activities as planned which funding may not be available on favorable terms, if at all.  We believe we can continue our operations for approximately the next 12 months if no additional financing is raised; provided that we will not be able to conduct any exploration activities during that time if no additional funding is raised.   If we are unable to raise adequate working capital for the remainder of fiscal 2010 and throughout 2011, we will be restricted in the implementation of our exploration plan.

Assuming that our registration statement of which this Prospectus is a part is declared effective by the Commission, we plan to seek out additional debt and/or equity financing to pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission and conduct our exploration activities (as described herein); however, we do not currently have any specific plans to raise such additional financing at this time.  We believe that by becoming a reporting company and becoming subject to the filing requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, as well as by engaging a market maker to quote our common stock on the OTCBB (as is our current plan) we will be able to make an investment in the Company more attractive to potential investors, which will help facilitate our ability to raise capital. The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Critical Accounting Policies:

Mineral Property Acquisition, Exploration and Development Costs

Mineral property acquisition, exploration and related costs are expensed as incurred unless proven and probable reserves exist and the property may commercially be mined. When it has been determined that a mineral property can be economically developed, the costs incurred to develop such property, including costs to further delineate the ore body and develop the property for production, may be capitalized. Interest costs, if any, allocable to the cost of developing mining properties and to constructing new facilities are capitalized until operations commence. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are also capitalized. All such capitalized costs, and estimated future development costs, are then amortized using the units-of-production method over the estimated life of the ore body. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mining costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value.  The Company currently does not have any capitalized mining costs and therefore no adjustments are needed.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

In April 2007, we sold an aggregate of 40,000,000 shares of our common stock to Edwin Slater, our Chief Executive Officer and Director in consideration for $40,000, or $0.001 per share.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer and Director and significant stockholders.  However, all of the transactions described above were approved and ratified by our Board of Directors, consisting solely of Mr. Slater.  In connection with the approval of the transactions described above, our Director took into account several factors, including his fiduciary duty to the Company; the relationship of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available (if applicable); and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our sole Director will continue to approve any related party transaction based on the criteria set forth above.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, consisting solely of Mr. Slater, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, consisting solely of Mr. Slater, the Chief Executive Officer and Chief Financial Officer of the Company reviews the Company's internal accounting controls, practices and policies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 250,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 50,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).  As of January 5, 2010 , we had 42,707,850 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Options, Warrants and Convertible Securities

We currently have an aggregate of 957,850 outstanding Class A Common Stock Warrants, which each provide the holder thereof the right, for two years from their grant date, to purchase one (1) share of the Company’s common stock at an exercise price of $0.05 per share.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this Prospectus, there are 42,707,850 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement, 3,665,700 shares of common stock to be resold pursuant to this Prospectus (which number includes 957,850 shares of common stock which are not currently issued and outstanding, but which are issuable upon the exercise of outstanding Warrants) will be eligible for immediate resale in the public market if and when any market for the common stock develops.  The remaining 40,000,000 shares of our currently issued and outstanding common stock, which shares are solely owned by our Chief Executive Officer, Edwin Slater, which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Act and bear appropriate legends, restricting transferability.  The Company may also raise capital in the future by issued issuing additional restricted shares to investors.

Restricted securities may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for the previous one year period prior to any sale; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we issue will have no liquidity and will in fact be ineligible to be resold until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.

Assuming we cease to be a “shell company” and at least a year has passed since we filed “Form 10 information” with the Commission and we otherwise meet the requirements of Rule, and assuming we remain a non-reporting company, under Rule 144 a person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least one year previously, is entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding common stock.  Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

If the Company should cease to be a “shell company” and should become a “reporting company,” the conditions applicable to the resale of securities under Rule 144 are different.  If we become a reporting company, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any affiliate) at least six months previously,  would be entitled to sell such shares without restrictions other than the availability of current public information about us.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least six months previously would be entitled to sell his shares if he complies with the volume limitations, manner of sale provisions, public information requirements and notice requirements discussed above.  A person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns restricted securities that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 3,665,700 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception. Additionally, no selling shareholders are registered broker-dealers or affiliates of broker-dealers.

Selling Stockholders:

Shareholder Name		Date Shares Acquired (1)	Common Stock Beneficially Owned Before Resale	Amount Offered	Shares Beneficially Owned After Resale (3)
Beraggova	Katarina	November 2008	268,500 (2)	268,500	-
Covesea Developments	(4)	September 2007	25,000	25,000	-
Cundy	Jason	November 2007	25,000	25,000	-
Denny	Phillippa	November 2007	350,000	350,000	-
Elexhauseroua	Jana	November 2008	60,300 (2)	60,300	-
Evans	Debra	November 2007	345,000	345,000	-
Gordon	Malcolm	November 2007	345,000	345,000	-
Gordon	Jay	December 2007	310,000	310,000	-
Jencurakoua	Marcela	November 2008	68,000 (2)	68,000	-
Jencurakova	Barbora	November 2008	182,900 (2)	182,900	-
Jencurdk	Valdimir	November 2008	61,200 (2)	61,200	-
Mcandie	Martin	September 2007	25,000	25,000	-
Papp	Mario	November 2008	63,900 (2)	63,900	-
SAB CABS (5)		September 2007	25,000	25,000	-
Sabiston	Iain	September 2007	25,000	25,000	-
Slater	Wilma	September 2007	25,000	25,000	-
Slater	Martin	September 2007	25,000	25,000	-
Slater	Dennis	September 2007	25,000	25,000	-
Slater	David	September 2007	25,000	25,000	-
Stewart	William	September 2007	25,000	25,000	-
Stewart	Denise	September 2007	25,000	25,000	-
Stewart	Jennifer	September 2007	25,000	25,000	-
Stewart	William	September 2007	25,000	25,000	-
Stryckoua	Katarina	November 2008	258,300 (2)	258,300	-
Thomson	John	September 2007	25,000	25,000	-
Thomson	Ewan	September 2007	25,000	25,000	-
Thomson	Graham	September 2007	25,000	25,000	-
Trtilek	Pavel	November 2008	172,300 (2)	172,300	-
Vavrekova	Katarina	November 2008	177,300 (2)	177,300	-
Vongrejova	Alena	November 2008	274,500 (2)	274,500	-
Vongrev	Maros	November 2008	61,300 (2)	61,300	-
Zelenayova	Petra	November 2008	267,200 (2)	267,200	-
		TOTALS	3,665,700	3,665,700

(1) All shares were purchased from the Company as part of the Units (defined above) at $0.02 per share in offshore transactions pursuant to a private placement pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

(2) One half of such beneficially owned shares represent shares of common stock and the other half of such beneficially owned shares represent shares issuable in connection with the exercise of Warrants.

(3) Assuming the sale of all shares registered herein.

(4) Covesea Developments is beneficially owned by John Thompson, its Manager, who is also a Selling Shareholder.

(5) SAB CABS is beneficially owned by Iain Sabiston, its President, who is also a Selling Shareholder.

Upon the effectiveness of this Registration Statement, the 40,000,000 outstanding shares of common stock not registered herein will be subject to the resale provisions of Rule 144, if available. The 3,665,700 remaining shares offered by the selling stockholders pursuant to this Prospectus (including 957,850 shares of common stock which are not currently issued and outstanding, but which are issuable upon the exercise of outstanding Warrants) may be sold by one or more of the following methods, without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The Offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

We have advised the Selling Security Holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. The Selling Security Holders have agreed that neither them nor their agents will bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

  MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock and the Company’s common stock has never been quoted on any market or exchange.  Except for this Offering, there is no common stock that is being, or has been proposed to be, publicly offered. As of January 5, 2010 , there were 42,707,850 shares of common stock outstanding, held by approximately 33 shareholders of record.

ADDITIONAL INFORMATION

Our fiscal year ends on June 30. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this Prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

FINANCIAL STATEMENTS

The Financial Statements are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Sandalwood Ventures, Ltd. are filed as part of this Prospectus.

Table of Contents to Financial Statements

Unaudited Financial Statements

Audited Financial Statements

SANDALWOOD VENTURES, LTD
(An Exploration Stage Company)
BALANCE SHEETS (Unaudited)

	September 30,	June 30,
	2009	2009

ASSETS
Current assets
Cash and cash equivalents	$35,524	$39,081
Prepaid expenses	10,804	11,206
		50,287
Total current assets	46,328	50,287

Total assets	$46,328	$50,287

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts Payable	$16,802	$15,052

Total current liabilities	16,802	15,052

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $.001 par value, 50,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $.001 par value, 250,000,000 shares authorized,
42,707,850 shares issued and outstanding	42,708	42,708
Additional paid-in capital	31,449	31,449
Deficit accumulated during the exploration stage	(44,631	(38,922)
Total stockholders' equity	29,526	35,235

Total liabilities and stockholders' equity	$46,328	$50,287

The accompanying notes are an integral part of these financial statements.

SANDALWOOD VENTURES, LTD
(An Exploration Stage Company)
STATEMENTS OF EXPENSES
(Unaudited)

			April 10, 2007
	For the three months ended		(Inception) to
	September 30,		September 30,
	2009	2008	2009

Costs and Expenses

General and administrative expenses	$4,721	$5,708	$31,823
Exploration costs	988	-	12,808

Total costs and expenses	5,709	5,708	44,631

Net loss	$(5,709)	$(5,708)	$(44,631)

Basic and diluted net loss per share	$(0.00)	$(0.00)

Weighted average common shares
outstanding, basic and diluted	42,707,850	41,750,000

The accompanying notes are an integral part of t hese financial statements.

SANDALWOOD VENTURES, LTD
(An Exploration Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Period from April 10, 2007 (Inception) to September 30, 2009
(Unaudited)

	Number of Common Shares Issued	Common Stock at Par Value	Additional Paid-in Capital	Deficit accumulated during the development stage	Total

Balances, June 30, 2007	40,000,000	40,000	-	(7,960)	32,040

Issuance of shares for cash , net of direct
issuance costs of $20,000	1,750,000	1,750	13,250	-	15,000
Net loss	-	-		(18,782)	(18,782)

Balances, June 30, 2008	41,750,000	41,750	13,250	(26,742)	28,258

Issuance of shares for cash	957,850	958	18,199	-	19,157
Net loss	-	-	-	(12,180)	(12,180)

Balances, June 30, 2009	42,707,850	42,708	31,449	(38,922)	35,235

Net loss	-	-	-	(5,709)	(5,709)

Balances, September 30, 2009	42,707,850	$42,708	$31,449	$(44,631)	$29,526

The accompanying notes are an integral part of these financial statements.

SANDALWOOD VENTURES, LTD
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
			April 10, 2007
	Three months ended		(Inception) to
	September 30,		September 30,
	2009	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,709)	$(5,708)	$(44,631)
Changes in:
Prepaid expenses	402	800	(10,804)
Accounts Payable	1,750	188	16,802
Net cash used in operating activities	(3,557)	(4,720)	(38,633)

Cash flows from financing activities:
Issuance of stock for cash	-	-	74,157
Net cash provided by financing activities	-	-	74,157

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,557)	(4,720)	35,524

CASH AND CASH EQUIVALENTS, beginning of period	39,081	30,722	-

CASH AND CASH EQUIVALENTS, end of period	$35,524	$26,002	$35,524

Supplemental cash flow disclosures:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	-	-	-

The accompanying notes are an integral part of these financial statements.

SANDALWOOD VENTURES, LTD
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Sandalwood Ventures, Ltd. (the "Company") was incorporated on April 10, 2007 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company's fiscal year end is June 30. The Company is an Exploration Stage Company.

Use of Estimates.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company's financial position and results of operations.

Basic and Diluted Net Income (Loss) Per Share.

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At September 30, 2009 and 2008, respectively, there were 2,332,850 and 1,750,000 potential common shares that were anti-dilutive.

 Recent Accounting Pronouncements.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168” or ASC 105-10). SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009, and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition.  The Codification did not change GAAP; however, it did change the way GAAP is organized and presented. As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

In May 2009, the FASB issued SFAS No. 165 (ASC 855-10) entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS No. 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS No. 165 (ASC 855-10) is effective for interim or annual periods ending after June 15, 2009, and must be applied prospectively. The adoption of SFAS No. 165 (ASC 855-10) during the quarter ended September 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter period then ended. In connection with preparing the accompanying unaudited financial statements as of September 30, 2009 and for the quarter period ended September 30, 2009, management evaluated subsequent events through the date that the financial statements were issued (filed with the SEC).

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to a have a material impact on the Company’s financial position, operations or cash flows.

NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has no revenues and has accumulated losses since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern.

NOTE 3 – COMMON STOCK AND WARRANTS

The Company is authorized to issue 250,000,000 shares of $0.001 par value common stock.

In April 2007, the Company issued 40,000,000 shares of common stock to the president of the Company at $0.001 per share for cash proceeds of $40,000.

In September 2007, the Company issued 375,000 shares of common stock at $.02 per share for cash proceeds of $7,500. The Company granted 375,000 warrants to purchase 375,000 shares of the Company’s common stock at an exercise price of $0.05 per share of common stock issuable in connection with the exercise of the warrants. 375,000 warrants expired in September 2009.

In November 2007, the Company issued 1,065,000 shares of common stock at $.02 per share for cash proceeds of $21,300. The Company granted warrants to purchase 1,065,000 shares of the Company’s common stock at an exercise price of $0.05 per share of common stock issuable in connection with the exercise of the warrants. 1,065,000 warrants expired in November 2009.

In December 2007, the Company issued 310,000 shares of common stock at $.02 per share for cash proceeds of $6,200. The Company granted warrants to purchase 310,000 shares of the Company’s common stock at an exercise price of $0.05 per share of common stock issuable in connection with the exercise of the warrants.   The 310,000 warrants expired in December 2009.

In November 2008, the Company issued 957,850 shares of common stock at $.02 per share for cash proceeds of $19,157. The Company granted warrants to purchase 957,850 shares of the Company’s common stock at an exercise price of $0.05 per share of common stock issuable in connection with the exercise of the warrants.

The Company determined the fair value of both the common stock and warrants as of the date the transactions were entered into. The fair value of the common stock was the market price at the closing date, while the fair value of warrants was determined by the Black-Scholes method. The following table details the significant assumptions used to compute the fair market value of warrants granted in these transactions:

	2009	2008
Volatility	305.62%	305.62%
Discount rate	2.20-2.41%	3.90-4.90%
Expected dividend rate	0.00%	0.00%
Stock price on the measurement date	$0.02	$0.02
Expected term	2 years	2 years

The Company allocated the proceeds between the warrants and the common stock based on the relative fair values as follows:

	2009	2008
Relative fair value of warrants	$9,350	$17,089
Relative fair value of stock	$9,807	$17,911

The following table is an analysis of warrants for the purchase of the Company's stock for the three months ended September 30, 2009 and 2008:

		Weighted
		Average
	Warrants	Exercise Price
Outstanding, June 30, 2008	1,750,000	$0.05
Granted	-	-
Expired/Cancelled	-	-
Exercised	-	-
Outstanding, September 30,2008	1,750,000	0.05

Granted	957,850	0.05
Expired/Cancelled	-	-
Exercised	-	-
Outstanding, June 30, 2009	2,707,850	0.05

Granted	-	-
Expired/Cancelled	(375,000)	0.05
Exercised	-	-
Outstanding, September 30, 2009	2,332,850	$0.05

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Sandalwood Ventures, Ltd.
(An Exploration Stage Company)
Morayshire, Scotland

We have audited the accompanying balance sheets of Sandalwood Ventures, Ltd. (the “Company”) as of June 30, 2009 and 2008, and the related statements of expenses, changes in stockholders’ equity, and cash flows for the years then ended and for the period from inception (April 10, 2007) to June 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Sandalwood Ventures, Ltd. as of June 30, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and for the period from inception (April 10, 2007) to June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Sandalwood will continue as a going concern. As discussed in Note 2 to the financial statements, Sandalwood has no revenues and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
October 5, 2009

SANDALWOOD VENTURES, LTD
(An Exploration Stage Company)
BALANCE SHEETS

	June 30,	June 30,
	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$39,081	$30,722
Prepaid expenses	11,206	12,400
Total current assets	50,287	43,122

Total assets	$50,287	$43,122

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$15,052	$14,864
Total current liabilities	15,052	14,864

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.001 par value, 250,000,000 shares authorized,
42,707,850 and 41,750,000 shares issued and outstanding, respectively	42,708	41,750
Additional paid-in capital	31,449	13,250
Deficit accumulated during the exploration stage	(38,922)	(26,742)
Total stockholders' equity	35,235	28,258

Total liabilities and stockholders' equity	$50,287	$43,122

The accompanying notes are an integral part of these financial statements.

SANDALWOOD VENTURES, LTD
(An Exploration Stage Company)
STATEMENTS OF EXPENSES

			April 10, 2007
	For the year ended		(Inception) to
	June 30,		June 30,
	2009	2008	2009

Costs and Expenses

General and administrative expense	$9,680	$15,462	$27,102
Exploration costs	2,500	3,320	11,820

Total costs and expenses	12,180	18,782	38,922

Net loss	$(12,180)	$(18,782)	$(38,922)

Basic and diluted net loss per share	$0.00	$0.00

Weighted average common shares
outstanding, basic and diluted	42,379,819	41,132,000

The accompanying notes are an integral part of these financial statements.

SANDALWOOD VENTURES, LTD
(An Exploration Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Period from April 10, 2007 (Inception) through June 30, 2009

	Number of Common Shares Issued	Common Stock at Par Value	Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Total

Balances, June 30, 2007	40,000,000	40,000	-	(7,960)	32,040

Issuance of shares for cash, net
of direct issuance costs of $20,000	1,750,000	1,750	13,250	-	15,000
Net loss	-	-	-	(18,782)	(18,782)

Balances, June 30, 2008	41,750,000	41,750	13,250	(26,742)	28,258

Issuance of shares for cash	957,850	958	18,199	-	19,157
Net loss	-	-	-	(12,180)	(12,180)

Balances, June 30, 2009	42,707,850	$42,708	$31,449	$(38,922)	$35,235

The accompanying notes are an integral part of these financial statements.

SANDALWOOD VENTURES, LTD
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

			April 10, 2007
	Year Ended		(Inception) to
	June 30,		June 30,
	2009	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,180)	$(18,782)	$(38,922)
Changes in operating assets and liabilities:
Prepaid expenses	1,194	27,600	(11,206)
Accounts payable	188	6,904	15,052
Net cash provided by (used in) operating activities	(10,798)	15,722	(35,076)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sales of common stock, net
of direct issuance costs of $20,000 during June 30, 2008	19,157	15,000	74,157
Net cash provided by financing activities	19,157	15,000	74,157

NET CHANGE IN CASH AND CASH EQUIVALENTS	8,359	30,722	39,081

CASH AND CASH EQUIVALENTS, beginning of period	30,722	-	-

CASH AND CASH EQUIVALENTS, end of period	$39,081	$30,722	$39,081

Supplemental cash flow disclosures:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	-	-	-

The accompanying notes are an integral part of these financial statements.

SANDALWOOD VENTURES, LTD.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Sandalwood Ventures, Ltd. (the "Company") was incorporated on April 10, 2007 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company's fiscal year end is June 30. The Company is an Exploration Stage Company.

Use of Estimates.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company's financial position and results of operations.

Cash and Cash Equivalents.

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. Cash consists of cash on deposit with a high quality major financial institution and to date; the Company has not experienced any losses on its balances.

Mineral Property Acquisition, Exploration and Development Costs.

Mineral property acquisition, exploration and related costs are expensed as incurred unless proven and probable reserves exist and the property may commercially be mined. When it has been determined that a mineral property can be economically developed, the costs incurred to develop such property, including costs to further delineate the ore body and develop the property for production, may be capitalized. Interest costs, if any, allocable to the cost of developing mining properties and to constructing new facilities are capitalized until operations commence. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are also capitalized. All such capitalized costs, and estimated future development costs, are then amortized using the units-of-production method over the estimated life of the ore body. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mining costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value.  The Company currently does not have any capitalized mining costs and therefore no adjustments are needed.

Financial Instruments.

The carrying values of the Company's financial instruments, which include cash and amounts due to vendors, approximate their fair values due to the immediate or short-term maturity of these financial instruments.

Income Taxes.

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards (“NOLs”). If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Basic and Diluted Net Income (Loss) Per Share.

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At June 30, 2009 and 2008, respectively, there were 2,707,850 and 1,750,000 potential common shares that were anti-dilutive.

 Recent Accounting Pronouncements.

The Company does not expect that any recently issued accounting pronouncements will have a significant impact on the financial statements of the Company.

NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has no revenues and has accumulated losses since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company's activities are subject to laws and regulations governing environmental quality. The Company cannot predict what effect future regulations or legislation, enforcement policies, and claims for damages to property, employees, other persons and the environment resulting from the Company's operations could have on its activities. Although no assurances can be made, the Company's management believes that absent the occurrence of an extraordinary event, compliance with existing laws, rules and regulations regulating the release of materials in the environment or otherwise relating to the protection of the environment will not have a material effect upon the Company's financial position.

NOTE 4  - PREFERRED STOCK

The Company is authorized to issue 50,000,000 shares of $0.001 par value preferred stock, which may be issued from time to time in one or more series as shall be determined by the Board of Directors. Such stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in resolutions providing for the issue of such class or series of Preferred Stock. There are no preferred shares issued.

NOTE 5  - COMMON STOCK AND WARRANTS

The Company is authorized to issue 250,000,000 shares of $0.001 par value common stock.

In April 2007, the Company issued 40,000,000 shares of common stock to the president of the Company at $0.001 per share for cash proceeds of $40,000.

In September 2007, the Company issued 375,000 shares of common stock at $.02 per share for cash proceeds of $7,500.  The company granted 375,000 warrants to purchase 375,000 shares of the Company’s common stock at an exercise price of $0.05 per share of common stock issuable in connection with the exercise of the warrants. 375,000 warrants expired in September 2009.

In November 2007, the Company issued 1,065,000 shares of common stock at $.02 per share for cash proceeds of $21,300. The Company granted warrants to purchase 1,065,000 shares of the Company’s common stock at an exercise price of $0.05 per share of common stock issuable in connection with the exercise of the warrants.

In December 2007, the Company issued 310,000 shares of common stock at $.02 per share for cash proceeds of $6,200. The Company granted warrants to purchase 310,000 shares of the Company’s common stock at an exercise price of $0.05 per share of common stock issuable in connection with the exercise of the warrants.

In November 2008, the Company issued 957,850 shares of common stock at $.02 per share for cash proceeds of $19,157. The Company granted warrants to purchase 957,850 shares of the Company’s common stock at an exercise price of $0.05 per share of common stock issuable in connection with the exercise of the warrants.

The Company determined the fair value of both the common stock and warrants as of the date the transactions were initially entered into. The fair value of the common stock was the market price at the closing date, while the fair value of the warrants was determined by the Black-Scholes method. The following table details the significant assumptions used to computing the fair market values of warrants granted in this transaction:

	2009	2008
Volatility	305.62%	305.62%
Discount rate	2.20% - 2.41%	3.9% - 4.9%
Expected dividend rate	0%	0%
Stock price on the measurement date	$0.02	$0.02
Expected term	2 years	2 years

The Company allocated the proceeds between the warrants and the stock based on the relative fair values as follows:

	2009	2008
Relative fair value of warrants	$9,350	$17,089
Relative fair value of stock	$9,807	$17,911

To following table is an analysis of warrants for the purchase of the Company’s stock for the years ended June 30, 2009 and 2008.

	Warrants	Weighted Average Exercise Price
Outstanding, June 30, 2007	-	$-
Granted	1,750,000	0.05
Expired/Cancelled	-	-
Exercised	-	-
Outstanding, June 30, 2008	1,750,000	$0.05

Granted	957,850	0.05
Expired/Cancelled	-	-
Exercised	-	-
Outstanding, June 30, 2008	2,707,850	$0.05

NOTE 6 - INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. The Company has net operating losses of approximately $39,000 which begin expiring in 2027. The potential benefit of Company's net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely-than-not it will utilize the net operating losses carried forward.

	2009	2008
Statutory rate	34%	34%
Income tax benefit at statutory rate	$4,141	$6,386
Valuation allowance	(4,141)	(6,386)
Provision for income taxes	$-	$-

Deferred tax assets and liabilities:
Net operating loss carryforwards	$4,011	$5,838
Valuation allowance	(4,011)	(5,838)
Net deferred tax assets	$-	$-

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$26.14
Attorney's fees and expenses	40,000.00	*
Accountant's fees and expenses	10,000.00	*
Transfer agent's and registrar fees and expenses	1,000.00	*
Printing and engraving expenses	1,000.00	*
Miscellaneous expenses	500.00	*

Total	$52,526.14	*

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

In April 2007, we issued 40,000,000 shares of our common stock to Edwin Slater, our Chief Executive Officer and Director in consideration for $40,000, or $0.001 per share.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

From September 2007 to November 2008, we sold an aggregate of 2,707,850 units, each consisting of one (1) share of common stock, and one (1) two year Class A Warrant with an exercise price of $0.05 per share (each a “Warrant,” and collectively with the shares, referred to hereinafter as the "Units"), for aggregate consideration of approximately $54,157 or $0.02 per Unit in offshore transactions pursuant to Regulation S of the Securities Act of 1933, as amended, to an aggregate of 32 shareholders.  An aggregate of 1,750,000 of the Warrants have expired unexercised to date.  We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

Exhibit 3.1 (1)	Articles of Incorporation

Exhibit 3.2 (1)	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1 (1)	Mineral Property Acquisition Agreement

Exhibit 23.1*	Consent of GBH CPAs, PC

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

Exhibit 23.3*	Consent of Laurence Sookochoff, Professional Geoscientist

*   Attached hereto.

(1) Filed as an exhibit to the Company’s Form S-1 Registration Statement, filed with the Commission on October 19, 2009, and incorporated by reference herein.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	That, for the purpose of determining liability under the Securities Act:

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Morayshire, Scotland, on January 12, 2010.

SANDALWOOD VENTURES, LTD.

By: /s/ Edwin Slater
Edwin Slater
Chief Executive Officer
(Principal Executive Officer and
Principal Financial Officer),
President, Treasurer and Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 3.1 (1)	Articles of Incorporation

Exhibit 3.2 (1)	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1 (1)	Mineral Property Acquisition Invoice and Claim Information

Exhibit 23.1*	Consent of GBH CPAs, PC

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

Exhibit 23.3*	Consent of Laurence Sookochoff, Professional Geoscientist

* Attached hereto.

 (1) Filed as an exhibit to the Company’s Form S-1 Registration Statement, filed with the Commission on October 19, 2009, and incorporated by reference herein.